Exhibit 1.01

Conflict Minerals Report of Texas Instruments Incorporated

for the Year Ended December 31, 2025

This Conflict Minerals Report should be read in conjunction with the definitions contained in the U.S. Securities and Exchange Commission (“SEC”) instructions to Form SD and related rules. This Conflict Minerals Report and our conflict minerals policy are available on our web site at ti.com/conflict-minerals. We are not incorporating by reference the contents of our web site into this Conflict Minerals Report. “Conflict minerals” refers to four specific metals regardless of their country of origin or whether they are financing or benefiting armed conflict: tantalum, tin, tungsten and gold.

I.	Design of Due Diligence

We have management systems and due diligence procedures (our “CM Process”) as a basis for supply-chain management and disclosure compliance relating to the conflict minerals necessary to the functionality or production of products manufactured by TI, or contracted by TI to be manufactured, and required to be reported for 2025 (collectively, “CMs”). We designed the CM Process with the intent to conform in all material respects with the five-step framework of the Organization for Economic Co-Operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition):

Step 1: Establish strong company management systems

Step 2: Identify and assess risks in the supply chain

Step 3: Design and implement a strategy to respond to identified risks

Step 4: Carry out independent third-party audit of smelter/refiner’s due diligence practices

Step 5: Report annually on supply chain due diligence

II.	Reliance on Third-Party Data

Our ability to determine the origin and chain of custody of CMs, and whether they directly or indirectly finance or benefit armed groups in the Democratic Republic of the Congo or any adjoining country (each a “Covered Country”) in any manner (the “Conflict Status”), is limited. Our supply chain for CMs is complex. In many cases, we are multiple steps removed from the smelter or refiner (“Smelter”), and we depend on information from our direct suppliers of materials that contain CMs and third-party manufacturers of our products that contain CMs (collectively, “Suppliers”) that themselves have incomplete information about the origin of the CMs incorporated in the products they supply to us.

To gain insight into the country of origin, chain of custody and Conflict Status of the CMs in our supply chain, we relied primarily on the findings of the Responsible Minerals Assurance Process (“RMAP”). The RMAP is a voluntary program in which an independent third party evaluates Smelters’ management systems and procurement practices and determines whether the Smelter is Conformant to RMAP standards. To be Conformant,1 a Smelter must have demonstrated, among other requirements, that CMs it processed originated from sources that are not financing or benefiting armed conflict in a Covered Country. The RMAP is overseen by the Responsible Minerals Initiative (“RMI”), which was established by members of the Responsible Business Alliance (“RBA”) and the Global e-Sustainability Initiative. TI is a member of the RBA and RMI.

III.	Due Diligence Measures Taken

The measures we took to exercise due diligence on the source and chain of custody of our CMs are as follows:

Step 1: Establish strong company management systems

•	Design and implement a conflict minerals policy;

•

Develop an organizational structure and processes intended to ensure that Suppliers are made aware of TI’s policy on CMs and that information received by TI that is relevant to supply-chain due diligence reaches TI employees who have knowledge of the SEC disclosure requirements;

[1]	“Conformant” means a Smelter has successfully completed an assessment against the applicable RMAP standard or an equivalent cross-recognized assessment.

•

Implement a process, which uses a reporting tool developed by the RMI and data gathered through the RMAP (as further described below), to achieve control and transparency over our CM supply chain and identify the risk that our products may contain CMs directly or indirectly financing or benefiting armed groups in any Covered Country;

•	Implement a mechanism for Suppliers and others to communicate to TI their concerns with respect to our CM Process; and

•	Rely on the RMAP to validate supply chain due diligence.

Step 2: Identify and assess risks in the supply chain

•	Communicate our CM policy to Suppliers;

•

Direct Suppliers to provide information concerning Smelters in their supply chains by completing and sending to us the Conflict Minerals Reporting Template (a tool developed by the RMI that provides a common means for suppliers to provide their customers with information on the source of conflict minerals);

•

Analyze Suppliers’ Conflict Minerals Reporting Template responses for completeness and internal consistency, and follow up with Suppliers in an effort to obtain more information and ensure accuracy of information;

•	Compare the information received from Suppliers with the data made available by the RMAP concerning the country of origin and Conflict Status of CMs processed or refined by Smelters; and

•

Review other source materials for Smelters that are not compliant with the RMI if we were unable to determine, on the basis of the information provided by Suppliers and RMAP data, (i) the facility and country of origin of the CMs supplied to us, (ii) the Conflict Status of the CMs and (iii) whether the CMs were from recycled or scrap sources.

Step 3: Design and implement a strategy to respond to identified risks

•	Adopt a risk management plan in response to identified risks while continuing to do business with Supplier or suspending/terminating dealings with Supplier; and

•	Communicate the risk management plan to senior management.

Step 4: Carry out independent third-party audit of smelter/refiner’s due diligence practices

•	Use information provided by independent third party audit programs, including the RMI, to confirm the existence and verify the OECD-conformance status of Smelters identified during due diligence.

Step 5: Report annually on the supply chain due diligence

•

Annually submit a Conflict Minerals Disclosure and Report to the SEC, which reports the results of TI’s due diligence. This Conflict Minerals Report has been filed with the SEC and is available on our website at ti.com/conflict-minerals.

IV.	Product Scope

In 2025, our products were divided into two reportable segments as described in our annual report on Form 10-K for the year ended December 31, 2025: Analog (consisting of Power and Signal Chain product lines) and Embedded Processing (including microcontrollers, digital signal processors, and applications processors). We report the results of our remaining business activities in Other. “Other” includes operating segments that do not meet the quantitative thresholds for individually reportable segments and cannot be aggregated with other operating segments (Other includes DLP® products, calculators, and certain custom semiconductors known as application-specific integrated circuits). For further information about our products, please see the description of our products in Item 1 of the Form 10-K, which description is incorporated herein by reference.

V.	Our Findings

For integrated circuits (“ICs”)2 we have determined that approximately 99% (196) of the 197 Smelters identified by our Suppliers as being potentially in the supply chain in 2025 were Conformant. The remainder – less than 1% (1) – was designated as Active.3 ICs accounted for approximately 92% of TI revenue in 2025.

For our overall supply chain, which consists of ICs as well as other products manufactured by or for TI, we have determined that approximately 93% (211) of the 226 Smelters identified by our Suppliers as being potentially in the supply chain in 2025 were Conformant. Of the remaining 7% (15) of the Smelters identified for 2025, 5 were designated as Active, 8 were Non-Conformant4, and two were targeted for initial RMAP assessment. As of April 28, 2026, the number of Non-Conformant Smelters identified as potentially in TI’s supply chain was reduced to zero. In no instance did we find CMs in our supply chain to be from a source that, to our knowledge, was directly or indirectly financing or benefiting armed conflict in a Covered Country.

[2]

“Integrated circuits” refers to finished semiconductor products that contain chips manufactured by or for TI and packaging subcomponents such as mold compounds, bond wires and lead frames. It excludes DLP® products, semiconductor modules and all other products manufactured by or for TI.

[3]	“Active” means a Smelter has committed to undergo an RMAP assessment, completed the relevant documents, and scheduled the on-site assessment.
[4]	“Non-Conformant” means a Smelter has been independently assessed and found non-conformant with the relevant RMAP standard or equivalent cross-recognized assessment.

In 2025, we continued our due diligence efforts with regard to Smelters that are not compliant with the RMI RMAP standards. While we primarily relied on information from our first-tier suppliers, in some cases we contacted Smelters for more complete information. That information, combined with information available through the RMI, provided us with greater insight into the Conflict Status of CMs identified as potentially in our supply chain.

We do not have complete information about the CMs in our entire supply chain. For 2025, some of our Suppliers identified Smelters in their supply chains on a company-wide, division or product-line basis, without specifying which Smelters were relevant to products they supplied to TI. Accordingly, we refer in this Conflict Minerals Report to Smelters as being “potentially” in our supply chain and as CMs “potentially” supplied to TI. Industry efforts to collect and verify CM origin information remain an inherent limitation. For Smelters that are designated as Active, their status is currently undeterminable because the RMAP assessments are not complete or have not yet been dispositioned by the RMI. The results of our due diligence reflect these limitations. The Smelters identified by our Suppliers as potentially in our supply chain are listed in Appendix A hereto. Our efforts to determine the mine or location of origin of the CMs consisted of the due diligence measures described above.

VI.	Risk-Mitigation Efforts

Since the period covered by this Conflict Minerals Report, we have taken, or will take, the following steps to mitigate the risk that our CMs directly or indirectly finance or benefit armed groups in the Covered Countries:

•	redistribute copies of our CM policy to Suppliers;

•	emphasize to Suppliers our expectation that they respond fully and promptly to our information requests;

•	instruct Suppliers to advise us if they determine that any person or entity in their supply chain is directly or indirectly financing or benefiting armed groups in the Covered Countries;

•	encourage Suppliers to direct all Smelters in their supply chains to participate in the RMAP or a similar third-party audit program; and

•	contact various Smelters directly for information if their operating status changed, their RMI status changed, or they have refused to participate in an RMI audit.

VII.	Independent Private Sector Audit

We obtained an independent private sector audit of this Conflict Minerals Report. The report by Crowe LLP is set forth as Appendix B to this Conflict Minerals Report.

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Appendix A

Included in this Appendix A are Smelters that were identified to us by our Suppliers as potentially in our supply chain for 2025. As explained in this Conflict Minerals Report, the presence of a Smelter on the lists in this Appendix A does not mean that TI products necessarily contained CMs processed by that Smelter.

1.	Table 1 – Conformant Smelters:

Listed below are the 211 Smelters identified to us by our Suppliers as potentially in our supply chain for 2025 that the RMAP has reported as compliant with its RMI RMAP standards. On that basis, we have determined that the CMs supplied by these Smelters were Conformant. The RMAP status information is as reported by the RMI as of January 20, 2026.

*	Smelters that potentially supply the CMs for our ICs.

	Smelter	Metal	Country
1.	Abington Reldan Metals, LLC *	Gold	UNITED STATES
2.	Advanced Chemical Company *	Gold	UNITED STATES
3.	Agosi AG *	Gold	GERMANY
4.	Aida Chemical Industries Co., Ltd. *	Gold	JAPAN
5.	Almalyk Mining and Metallurgical Complex (AMMC) *	Gold	UZBEKISTAN
6.	AngloGold Ashanti Corrego do Sitio Mineracao *	Gold	BRAZIL
7.	Argor-Heraeus S.A. *	Gold	SWITZERLAND
8.	ASAHI METALFINE, Inc. *	Gold	JAPAN
9.	Asahi Refining Canada Ltd. *	Gold	CANADA
10.	Asahi Refining USA Inc. *	Gold	UNITED STATES
11.	Asaka Riken Co., Ltd. *	Gold	JAPAN
12.	Aurubis AG, Hamburg *	Gold	GERMANY
13.	Bangalore Refinery *	Gold	INDIA
14.	Bangko Sentral ng Pilipinas (Central Bank of the Philippines) *	Gold	PHILIPPINES
15.	Boliden Mineral AB (Ronnskar) *	Gold	SWEDEN
16.	C. Hafner GmbH + Co. KG *	Gold	GERMANY
17.	Chimet S.p.A. *	Gold	ITALY
18.	Chugai Mining *	Gold	JAPAN
19.	Coimpa Industrial LTDA *	Gold	BRAZIL
20.	Dowa *	Gold	JAPAN
21.	DSC (Do Sung Corporation) *	Gold	KOREA (REPUBLIC OF)
22.	Eco-System Recycling Co., Ltd. East Plant *	Gold	JAPAN
23.	Eco-System Recycling Co., Ltd. North Plant *	Gold	JAPAN
24.	Eco-System Recycling Co., Ltd. West Plant *	Gold	JAPAN
25.	Elite Industech Co., Ltd. *	Gold	TAIWAN
26.	GG Refinery Ltd. *	Gold	TANZANIA
27.	Glencore Canada Corporation - CCR Refinery *	Gold	CANADA
28.	Gold by Gold Colombia *	Gold	COLOMBIA
29.	Gold Corporation - The Perth Mint *	Gold	AUSTRALIA
30.	Heimerle + Meule GmbH *	Gold	GERMANY
31.	Heraeus Germany GmbH Co. KG *	Gold	GERMANY
32.	Heraeus Metals Hong Kong Ltd. *	Gold	CHINA
33.	Impala Platinum - Platinum Metals Refinery (PMR)	Gold	SOUTH AFRICA
34.	Impala Platinum - Rustenburg Smelter	Gold	SOUTH AFRICA
35.	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd. *	Gold	CHINA
36.	Ishifuku Metal Industry Co., Ltd. *	Gold	JAPAN
37.	Istanbul Gold Refinery *	Gold	TURKEY
38.	Italpreziosi *	Gold	ITALY
39.	Japan Mint *	Gold	JAPAN
40.	Jiangxi Copper Co., Ltd. *	Gold	CHINA
41.	JX Advanced Metals Corporation *	Gold	JAPAN
42.	Kazzinc Ltd *	Gold	KAZAKHSTAN
43.	Kennecott Utah Copper LLC *	Gold	UNITED STATES
44.	KGHM Polska Miedz Spolka Akcyjna *	Gold	POLAND
45.	Kojima Chemicals Co., Ltd. *	Gold	JAPAN
46.	Korea Zinc Co., Ltd. *	Gold	KOREA (REPUBLIC OF)
47.	LS MnM Inc. *	Gold	KOREA (REPUBLIC OF)
48.	LT Metal Ltd. *	Gold	KOREA (REPUBLIC OF)
49.	Materion *	Gold	UNITED STATES
50.	Matsuda Sangyo Co., Ltd. *	Gold	JAPAN
51.	Metal Concentrators SA (Pty) Ltd. *	Gold	SOUTH AFRICA
52.	Metalor Technologies (Hong Kong) Ltd. *	Gold	CHINA
53.	Metalor Technologies (Singapore) Pte., Ltd. *	Gold	SINGAPORE
54.	Metalor Technologies (Suzhou) Ltd. *	Gold	CHINA
55.	Metalor Technologies S.A. *	Gold	SWITZERLAND
56.	Metalor USA Refining Corporation *	Gold	UNITED STATES
57.	Metalurgica Met-Mex Penoles S.A. De C.V. *	Gold	MEXICO

58.	Mitsubishi Materials Corporation *	Gold	JAPAN
59.	Mitsui Mining and Smelting Co., Ltd. *	Gold	JAPAN
60.	MKS PAMP SA *	Gold	SWITZERLAND
61.	MMTC-PAMP India Pvt., Ltd. *	Gold	INDIA
62.	Nadir Metal Rafineri San. Ve Tic. A.S. *	Gold	TURKEY
63.	Navoi Mining and Metallurgical Combinat *	Gold	UZBEKISTAN
64.	NH Recytech Company *	Gold	KOREA (REPUBLIC OF)
65.	Nihon Material Co., Ltd. *	Gold	JAPAN
66.	Ohura Precious Metal Industry Co., Ltd. *	Gold	JAPAN
67.	Planta Recuperadora de Metales SpA *	Gold	CHILE
68.	PT Aneka Tambang (Persero) Tbk *	Gold	INDONESIA
69.	PX Precinox S.A. *	Gold	SWITZERLAND
70.	Rand Refinery (Pty) Ltd. *	Gold	SOUTH AFRICA
71.	REMONDIS PMR B.V. *	Gold	NETHERLANDS
72.	Royal Canadian Mint *	Gold	CANADA
73.	SAFINA A.S. *	Gold	CZECHIA
74.	SEMPSA Joyeria Plateria S.A. *	Gold	SPAIN
75.	Shandong Gold Smelting Co., Ltd. *	Gold	CHINA
76.	Shandong Zhaojin Gold & Silver Refinery Co., Ltd. *	Gold	CHINA
77.	Sichuan Tianze Precious Metals Co., Ltd. *	Gold	CHINA
78.	Solar Applied Materials Technology Corp. *	Gold	TAIWAN
79.	Sumitomo Metal Mining Co., Ltd. *	Gold	JAPAN
80.	SungEel HiMetal Co., Ltd. *	Gold	KOREA (REPUBLIC OF)
81.	T.C.A S.p.A *	Gold	ITALY
82.	Tanaka Kikinzoku Kogyo K.K. *	Gold	JAPAN
83.	Tokuriki Honten Co., Ltd. *	Gold	JAPAN
84.	TOO Tau-Ken-Altyn *	Gold	KAZAKHSTAN
85.	Umicore S.A. Business Unit Precious Metals Refining *	Gold	BELGIUM
86.	United Precious Metal Refining, Inc. *	Gold	UNITED STATES
87.	Valcambi S.A. *	Gold	SWITZERLAND
88.	WIELAND Edelmetalle GmbH *	Gold	GERMANY
89.	Yamakin Co., Ltd. *	Gold	JAPAN
90.	Yokohama Metal Co., Ltd. *	Gold	JAPAN
91.	Zhongyuan Gold Smelter of Zhongjin Gold Corporation *	Gold	CHINA
92.	Zijin Mining Group Gold Smelting Co. Ltd.	Gold	CHINA
93.	AMG Brasil	Tantalum	BRAZIL
94.	Changsha South Tantalum Niobium Co., Ltd.	Tantalum	CHINA
95.	D Block Metals, LLC *	Tantalum	UNITED STATES
96.	F&X Electro-Materials Ltd. *	Tantalum	CHINA
97.	FIR Metals & Resource Ltd. *	Tantalum	CHINA
98.	Global Advanced Metals Aizu *	Tantalum	JAPAN
99.	Global Advanced Metals Boyertown *	Tantalum	UNITED STATES
100.	Guangdong Rising Rare Metals-EO Materials Ltd. *	Tantalum	CHINA
101.	Hengyang King Xing Lifeng New Materials Co., Ltd. *	Tantalum	CHINA
102.	Jiangxi Dinghai Tantalum & Niobium Co., Ltd. *	Tantalum	CHINA
103.	Jiangxi Tuohong New Raw Material *	Tantalum	CHINA
104.	JiuJiang JinXin Nonferrous Metals Co., Ltd. *	Tantalum	CHINA
105.	Jiujiang Tanbre Co., Ltd. *	Tantalum	CHINA
106.	Jiujiang Zhongao Tantalum & Niobium Co., Ltd. *	Tantalum	CHINA
107.	KEMET de Mexico *	Tantalum	MEXICO
108.	Materion Newton Inc. *	Tantalum	UNITED STATES
109.	Metallurgical Products India Pvt., Ltd. *	Tantalum	INDIA
110.	Mineracao Taboca S.A.	Tantalum	BRAZIL
111.	Mitsui Kinzoku Company, Limited *	Tantalum	JAPAN
112.	Ningxia Orient Tantalum Industry Co., Ltd. *	Tantalum	CHINA
113.	NPM Silmet AS *	Tantalum	ESTONIA
114.	PowerX Ltd. *	Tantalum	RWANDA
115.	QuantumClean	Tantalum	UNITED STATES
116.	Resind Industria e Comercio Ltda. *	Tantalum	BRAZIL
117.	Taki Chemical Co., Ltd. *	Tantalum	JAPAN
118.	TANIOBIS Co., Ltd. *	Tantalum	THAILAND
119.	TANIOBIS GmbH *	Tantalum	GERMANY
120.	TANIOBIS Japan Co., Ltd. *	Tantalum	JAPAN
121.	TANIOBIS Smelting GmbH & Co. KG *	Tantalum	GERMANY
122.	Telex Metals *	Tantalum	UNITED STATES
123.	Ulba Metallurgical Plant JSC *	Tantalum	KAZAKHSTAN
124.	XIMEI RESOURCES (GUANGDONG) LIMITED *	Tantalum	CHINA
125.	XinXing HaoRong Electronic Material Co., Ltd.	Tantalum	CHINA
126.	Yanling Jincheng Tantalum & Niobium Co., Ltd. *	Tantalum	CHINA
127.	Alpha Assembly Solutions Inc *	Tin	UNITED STATES
128.	Aurubis Beerse *	Tin	BELGIUM
129.	Aurubis Berango *	Tin	SPAIN
130.	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd. *	Tin	CHINA

131.	Chifeng Dajingzi Tin Industry Co., Ltd. *	Tin	CHINA
132.	China Tin Group Co., Ltd. *	Tin	CHINA
133.	CRM Synergies EMEA, S.L.U. *	Tin	SPAIN
134.	CV Ayi Jaya *	Tin	INDONESIA
135.	Dongguan Best Alloys Co., Ltd.	Tin	CHINA
136.	Dowa *	Tin	JAPAN
137.	EM Vinto *	Tin	BOLIVIA
138.	Estanho de Rondonia S.A. *	Tin	BRAZIL
139.	Fabrica Auricchio Industria e Comercio Ltda. *	Tin	BRAZIL
140.	Fenix Metals *	Tin	POLAND
141.	Gejiu Non-Ferrous Metal Processing Co., Ltd. *	Tin	CHINA
142.	Global Advanced Metals Greenbushes Pty Ltd.	Tin	AUSTRALIA
143.	Guangdong Hanhe Non-Ferrous Metal Co., Ltd. *	Tin	CHINA
144.	Luna Smelter, Ltd. *	Tin	RWANDA
145.	Magnu’s Minerais Metais e Ligas Ltda. *	Tin	BRAZIL
146.	Malaysia Smelting Corporation (MSC) *	Tin	MALAYSIA
147.	Malaysia Smelting Corporation Berhad (Port Klang) *	Tin	MALAYSIA
148.	Metallic Resources, Inc. *	Tin	UNITED STATES
149.	Mineracao Taboca S.A. *	Tin	BRAZIL
150.	Mining Minerals Resources SARL *	Tin	CONGO, D.R.
151.	Minsur *	Tin	PERU
152.	Mitsubishi Materials Corporation *	Tin	JAPAN
153.	O.M. Manufacturing (Thailand) Co., Ltd. *	Tin	THAILAND
154.	O.M. Manufacturing Philippines, Inc. *	Tin	PHILIPPINES
155.	Operaciones Metalurgicas S.A. *	Tin	BOLIVIA
156.	P Kay Metal, Inc	Tin	UNITED STATES
157.	PT ATD Makmur Mandiri Jaya *	Tin	INDONESIA
158.	PT Cipta Persada Mulia *	Tin	INDONESIA
159.	PT Mitra Stania Prima *	Tin	INDONESIA
160.	PT Mitra Sukses Globalindo *	Tin	INDONESIA
161.	PT Prima Timah Utama *	Tin	INDONESIA
162.	PT Putera Sarana Shakti (PT PSS) *	Tin	INDONESIA
163.	PT Rajehan Ariq *	Tin	INDONESIA
164.	PT Timah Tbk Kundur *	Tin	INDONESIA
165.	PT Timah Tbk Mentok *	Tin	INDONESIA
166.	Resind Industria e Comercio Ltda. *	Tin	BRAZIL
167.	Rui Da Hung *	Tin	TAIWAN
168.	Soft Metais Ltda.	Tin	BRAZIL
169.	Super Ligas *	Tin	BRAZIL
170.	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING SMELTING *	Tin	JAPAN
171.	Thaisarco *	Tin	THAILAND
172.	Tin Smelting Branch of Yunnan Tin Co., Ltd. *	Tin	CHINA
173.	Tin Technology & Refining *	Tin	UNITED STATES
174.	White Solder Metalurgia e Mineracao Ltda. *	Tin	BRAZIL
175.	Woodcross Smelting Company Limited *	Tin	UGANDA
176.	Yunnan Yunfan Non-ferrous Metals Co., Ltd. *	Tin	CHINA
177.	A.L.M.T. Corp. *	Tungsten	JAPAN
178.	Asia Tungsten Products Vietnam Ltd. *	Tungsten	VIET NAM
179.	China Molybdenum Tungsten Co., Ltd. *	Tungsten	CHINA
180.	Chongyi Zhangyuan Tungsten Co., Ltd. *	Tungsten	CHINA
181.	Cronimet Brasil Ltda *	Tungsten	BRAZIL
182.	Fujian Xinlu Tungsten Co., Ltd. *	Tungsten	CHINA
183.	Ganzhou Jiangwu Ferrotungsten Co., Ltd. *	Tungsten	CHINA
184.	Ganzhou Seadragon W & Mo Co., Ltd. *	Tungsten	CHINA
185.	Global Tungsten & Powders LLC *	Tungsten	UNITED STATES
186.	Guangdong Xianglu Tungsten Co., Ltd. *	Tungsten	CHINA
187.	H.C. Starck Tungsten GmbH *	Tungsten	GERMANY
188.	Hubei Green Tungsten Co., Ltd. *	Tungsten	CHINA
189.	Japan New Metals Co., Ltd. *	Tungsten	JAPAN
190.	Jiangwu H.C. Starck Tungsten Products Co., Ltd. *	Tungsten	CHINA
191.	Jiangxi Gan Bei Tungsten Co., Ltd. *	Tungsten	CHINA
192.	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd. *	Tungsten	CHINA
193.	Jiangxi Xinsheng Tungsten Industry Co., Ltd. *	Tungsten	CHINA
194.	Jiangxi Yaosheng Tungsten Co., Ltd. *	Tungsten	CHINA
195.	Jing Yuan Tungsten Technology Co., Ltd.	Tungsten	TAIWAN
196.	KENEE MINING VIETNAM COMPANY LIMITED *	Tungsten	VIET NAM
197.	Kennametal Fallon *	Tungsten	UNITED STATES
198.	Kennametal Huntsville *	Tungsten	UNITED STATES
199.	Lianyou Metals Co., Ltd. *	Tungsten	TAIWAN
200.	Lianyou Resources Co., Ltd. *	Tungsten	TAIWAN
201.	Malipo Haiyu Tungsten Co., Ltd. *	Tungsten	CHINA
202.	Masan High-Tech Materials *	Tungsten	VIET NAM
203.	Niagara Refining LLC *	Tungsten	UNITED STATES

204.	Philippine Bonway Manufacturing Industrial Corporation	Tungsten	PHILIPPINES
205.	S.P.T. spol.s r.o.	Tungsten	CZECHIA
206.	Shinwon Tungsten (Fujian Shanghang) Co., Ltd. *	Tungsten	CHINA
207.	TANIOBIS Smelting GmbH & Co. KG *	Tungsten	GERMANY
208.	Tungsten Vietnam Joint Stock Company *	Tungsten	VIET NAM
209.	Wolfram Bergbau und Hutten AG *	Tungsten	AUSTRIA
210.	Xiamen Tungsten (H.C.) Co., Ltd. *	Tungsten	CHINA
211.	Xiamen Tungsten Co., Ltd. *	Tungsten	CHINA

2.	Table 2 – Other Smelters:

Listed below are the 15 Smelters identified to us by our Suppliers as potentially in our supply chain for 2025 that have been designated as Active, Non-Conformant, or were targeted for RMAP assessment. The RMAP status information is as reported by the RMI as of January 20, 2026.

*	Smelters that potentially supply the CMs for our ICs.
†	Smelters no longer in our supply chain as of April 28, 2026.

	Smelter	Metal	Country	Status
1.	Jiangxi Suns Nonferrous Materials Co. Ltd.	Tantalum	CHINA	ACTIVE
2.	Minera Titan del Peru SRL (MTP) - Belen Plant	Gold	PERU	ACTIVE
3.	Oegussa Oesterreichische Gold- und Silber-Scheideanstalt Gesm.b.H. *	Gold	AUSTRIA	ACTIVE
4.	TITAN COMPANY LIMITED, JEWELLERY DIVISION †	Gold	INDIA	ACTIVE
5.	Tungamoy Metals Inc. †	Tungsten	KOREA (REPUBLIC OF)	ACTIVE
6.	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda †	Tin	BRAZIL	NON-CONFORMANT
7.	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch †	Tungsten	CHINA	NON-CONFORMANT
8.	Jiangxi New Nanshan Technology Ltd. †	Tin	CHINA	NON-CONFORMANT
9.	L’Orfebre S.A. †	Gold	ANDORRA	NON-CONFORMANT
10.	Precious Minerals and Smelting Limited †	Tin	INDIA	NON-CONFORMANT
11.	Torecom †	Gold	KOREA (REPUBLIC OF)	NON-CONFORMANT
12.	WEEEREFINING †	Gold	FRANCE	NON-CONFORMANT
13.	Yunnan Chengfeng Non-ferrous Metals Co., Ltd. †	Tin	CHINA	NON-CONFORMANT
14.	PT Aries Kencana Sejahtera †	Tin	INDONESIA	TARGETED
15.	Great Wall Precious Metals Co., Ltd. of CBPM	Gold	CHINA	TARGETED

Appendix B

Crowe LLP
Independent Member Crowe Global

INDEPENDENT ACCOUNTANT’S REPORT ON CONFLICT MINERALS

The Board of Directors

Texas Instruments Incorporated

Dallas, Texas

We have examined:

•

Whether the design of Texas Instruments Incorporated’s (the “Company”) due diligence framework as set forth in the section titled “Design of Due Diligence” of the Conflict Minerals Report for the reporting period from January 1, 2025 through December 31, 2025, is in conformity, in all material respects, with the criteria set forth in the Organisation for Economic Co-Operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition 2016 (“OECD Due Diligence Guidance”), and

•

Whether the Company’s description of the due diligence measures it performed, as set forth in the section titled “Due Diligence Measures Taken” of the Conflict Minerals Report for the reporting period from January 1, 2025 through December 31, 2025, is consistent, in all material respects, with the due diligence process that the Company undertook.

The Company’s management is responsible for the design of the Company’s due diligence framework in accordance with the OECD Due Diligence Guidance and the description of the Company’s due diligence measures set forth in the Conflict Minerals Report, and performance of the due diligence measures. Our responsibility is to express an opinion on the design of the Company’s due diligence framework and on the description of the due diligence measures the Company performed, based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and the standards applicable to attestation engagements contained in Government Auditing Standards, issued by the Comptroller General of the United States. Those standards require that we plan and perform the examination to obtain reasonable assurance about whether the design of the Company’s due diligence framework is in accordance with the OECD Due Diligence Guidance and whether the description of the due diligence measures the Company performed is consistent with the due diligence process the Company undertook, in all material respects. An examination involves performing procedures to obtain evidence about the Company’s due diligence framework and the description of the due diligence measures the Company performed. The nature, timing, and extent of the procedures selected depend on our judgment, including an assessment of the risks of material misstatement of the Company’s due diligence framework and its description of the due diligence measures the Company performed, whether due to fraud or error. We believe the evidence we obtained is sufficient and appropriate to provide a reasonable basis for our opinion.

We are required to be independent and to meet our other ethical responsibilities in accordance with relevant ethical requirements relating to the engagement.

(Continued)

Our examination was not conducted for the purpose of evaluating:

•	The consistency of the due diligence measures that the Company performed with either the design of the Company’s due diligence framework or the OECD Due Diligence Guidance;

•	The completeness of the Company’s description of the due diligence measures performed;

•	The suitability of the design or operating effectiveness of the Company’s due diligence process;

•	Whether a third party can determine from the Conflict Minerals Report if the due diligence measures the Company performed are consistent with the OECD Due Diligence Guidance;

•	The Company’s reasonable country of origin inquiry (RCOI), including the suitability of the design of the RCOI, its operating effectiveness, or the results thereof; or

•	The Company’s conclusions about the source or chain of custody of its conflict minerals, those products subject to due diligence, or the DRC Conflict Free status of its products.

Accordingly, we do not express an opinion or any other form of assurance on the aforementioned matters or any other matters included in any section of the Conflict Minerals Report other than the sections described below.

In our opinion:

•

The design of the Company’s due diligence framework for the reporting period from January 1, 2025 through December 31, 2025, as set forth in the section titled “Design of Due Diligence” of the Conflict Minerals Report is in conformity with the OECD Due Diligence Guidance, in all material respects; and

•

The Company’s description of the due diligence measures it performed, as set forth in the section titled “Due Diligence Measures Taken” of the Conflict Minerals Report for the reporting period from January 1, 2025 through December 31, 2025, is consistent with the due diligence process that the Company undertook, in all material respects.

Crowe LLP

Los Angeles, California

May 14, 2026